                                                Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-43522


                           PRICING SUPPLEMENT NO. 5

                                    to the

                       Prospectus dated August 28, 2000

             And the Prospectus Supplement dated September 6, 2000

                             Universal Corporation

                                 $400,000,000

                          Medium-Term Notes, Series B


The notes being purchased have the following terms:

PRINCIPAL AMOUNT: $5,000,000

STATED MATURITY: December 15, 2005

SPECIFIED CURRENCY: U.S. Dollars

FIXED INTEREST RATE: 8.05% per annum

ORIGINAL ISSUE DATE: December 8, 2000

TIME OF SALE: December 1, 2000

TIME OF DELIVERY: December 8, 2000

CUSIP: 91345H AK 1

PRICE TO PUBLIC %: 100.00, plus accrued interest from and including the Original
                   Issue Date, if any

AUTHORIZED DENOMINATIONS: Minimum denominations of $1,000 and integral multiples thereof.

AGENT: UBS Warburg LLC, acting as principal

AGENTS' COMMISSION: 0.50%

NET PROCEEDS TO UNIVERSAL CORPORATION: $4,975,000


     THIS OFFERING IS SUBJECT TO REOPENING AT A LATER TIME TO OFFER ADDITIONAL NOTES HAVING THE SAME TERMS AS THE NOTES BEING PURCHASED.

DEPOSITARY: DTC

FORM OF NOTE:

     - global registered book-entry form only: Yes
     - non-global form available: Upon certain events as described in the Prospectus
     - bearer note: No

REDEMPTION AND REPAYMENT: Not redeemable or repayable prior to stated maturity


FIXED RATE SECURITIES:

     - annual rate: 8.05%
     - interest payment dates: Each June 15 and December 15, commencing June 15, 2001
     - regular record date: Close of business on the 15th calendar day next preceding the interest payment date

DEFEASANCE AND COVENANT DEFEASANCE:

     The Company may effect defeasance or covenant defeasance with respect to the notes upon meeting certain conditions as described in the Prospectus.


OTHER INFORMATION:

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of the Prospectus, the Prospectus Supplement or this Pricing Supplement. Any representation to the contrary is a criminal offense.

     Terms used and not defined herein but defined in the Prospectus Supplement and Prospectus are used herein as therein defined.


                             UNIVERSAL CORPORATION

                   Pricing Supplement dated December 1, 2000